Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment (the “First Amendment”) to the Employment Agreement by and between ARTS AND EXHIBITIONS INTERNATIONAL, LLC, a Florida limited liability company (the “Company”), and JOHN NORMAN (the “Executive”) (the “Agreement”) is effective as of the 25th day of June, 2014. Company and the Executive may be referred to individually as a “Party” or collectively as the “Parties”.

WITNESSETH:

WHEREAS, the Executive and the Company entered into the Agreement effective June 25, 2012, and

WHEREAS, the Executive wishes to continue employment with the Company, an operating subsidiary of Premier Exhibitions Management LLC (“PEM”), a division of Premier Exhibitions, Inc. (“Premier”) with the title President of Arts and Exhibitions International, LLC  and the Company wishes to continue to employ the Executive in that capacity; and

WHEREAS, the Parties desire to accept the terms of this First Amendment in connection with such employment;

AGREEMENT

NOW, THEREFORE, in consideration of the promises and the mutual covenants set forth in this Amendment, the delivery and sufficiency of which is acknowledged, and intending to be legally bound, the Company and the Executive, having first incorporated the above recitals, agree to amend the following sections of the Agreement as follows:

A.  Section 1(b) of the Agreement is deleted in its entirety and replaced with the following, and Section 5 of the Agreement is deleted in its entirety and replaced with the following:

1.	Employment.

(b)           Term.  The Company’s employment of the Executive is for an indefinite term.

5.           Termination.  Either Party may terminate this Agreement at any time, with or without cause, provided, however, that the terminating Party must provide notice, in accordance with the notice provision of this Agreement, at least thirty (30) calendar days before the date of termination.  Upon a termination for any reason, the Company shall pay to Executive a pro-rated Annual Performance Award  earned up until the date of termination, and otherwise consistent with the provisions of Section 3(b).  Such pro-rated Annual Performance Award, if due,  shall be paid on the 40th day after the date of termination. No other severance shall be payable under this Agreement.

B.           Miscellaneous.

The Agreement shall remain in full force and effect, except as modified by this Amendment.  All capitalized terms used in the Amendment but not defined shall have the meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the Company and the Executive have duly executed this Agreement as of the date noted below.

COMPANY:
ARTS AND EXHIBITIONS INTERNATIONAL, LLC

By: /s/Michael J. Little Michael J. Little

Its: Chief Financial Officer

Date: July 10, 2014

EXECUTIVE:
/s/ John Norman John Norman

Date: July 10, 2014